POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as trustees of JNL SERIES TRUST (33-87244), a Massachusetts business trust, which has filed or will file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and Investment Company Act of 1940, as amended, various Registration Statements and amendments thereto for the registration under said Acts of the sale of shares of beneficial interest of JNL Series Trust, hereby constitute and appoint Susan S. Rhee and Mark D. Nerud, his attorney, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to approve and sign such Registration Statements and any and all amendments thereto and to file the same, with all exhibits thereto and other documents, granting unto said attorneys, each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of the dates set forth below.

/s/ Michael J. Bouchard	June 4, 2015
Michael J. Bouchard	Date

/s/ Ellen Carnahan	June 4, 2015
Ellen Carnahan	Date

/s/ William J. Crowley, Jr.	June 4, 2015
William J. Crowley, Jr.	Date

/s/ Michelle Engler	June 4, 2015
Michelle Engler	Date

/s/ John W. Gillespie	June 4, 2015
John W. Gillespie	Date

/s/ Richard D. McLellan	June 4, 2015
Richard D. McLellan	Date

/s/ Mark D. Nerud	June 4, 2015
Mark D. Nerud	Date

/s/ William R. Rybak	June 4, 2015
William R. Rybak	Date

/s/ Edward C. Wood	June 4, 2015
Edward C. Wood	Date

/s/ Patricia A. Woodworth	June 4, 2015
Patricia A. Woodworth	Date

/s/ Gerard A. M. Oprins	June 4, 2015
Gerard A. M. Oprins	Date